SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) September 15, 2004

Corcept Therapeutics Incorporated

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50679	77-0487658
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

275 Middlefield Road, Suite A

Menlo Park, California 94025

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 327-3270

(Former Name or Former Address, if changed since last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 15, 2004, pursuant to the Master Services Agreement, dated as of January 17, 2003, between Corcept Therapeutics (“Corcept”) and PPD Development, LP (“PPD”), Corcept engaged PPD to assist Corcept in the administration and oversight of clinical trial activities at various institutions in connection with a pivotal Phase III trial evaluating CORLUX™ (mifepristone) for the treatment of the psychotic features of psychotic major depression (PMD). The clinical study is one of the two pivotal Phase III clinical trials with respect to which Corcept has reached a Special Protocol Assessment (SPA) agreement with the U.S. Food and Drug Administration (FDA) regarding the design of two pivotal Phase III clinical trials, as previously disclosed by Corcept in an August 30, 2004 press release.

The clinical trial is expected to commence shortly and to be completed in the first half of 2006. The agreement with PPD may be terminated by Corcept at any time upon thirty days’ written notice.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

CORCEPT THERAPEUTICS INCORPORATED

By:	/s/ Fred Kurland
Name:	Fred Kurland
Title:	Chief Financial Officer

Date: September 15, 2004